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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of NorAm Energy Corp. on Form S-3 (File No. 333-41017), of our report dated March 25, 1997, on our audits of the consolidated financial statements and financial statement schedule of NorAm Energy Corp. and Subsidiaries as of December 31, 1996, and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
March 23, 1998